UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): June 1, 2007 (May 25, 2007)

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(Address of principal executive offices)

Registrant's telephone number, including area code (336) 447-2000

 (Former name and address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 3.02 below for a description of the securities purchase agreements, and the transactions contemplated thereby, between nCoat, Inc., and certain institutional and accredited investors dated May 25, 2007, and May 31, 2007.

Item 3.02	Unregistered Sales of Equity Securities

Private Offering of Convertible Notes and Warrants

May 25, 2007, Closing

On May 25, 2007, nCoat, Inc. (the “Company”), pursuant to a private offering of its securities (the “Offering”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the sale by the Company of $550,000 principal amount of its Series A 6% Convertible Notes (the “Series A Notes”), and warrants (the “Series A Warrants”) to purchase up to an additional 1,375,000 shares of the Company’s common stock (the “Series A Warrant Shares”).

May 31, 2007, Closing

On May 31, 2007, the Company, pursuant to the Offering, entered into Purchase Agreements with institutional and accredited investors for an additional $11.3 million. After the payment of fees and expenses of the private placement, the Company will receive net proceeds of approximately $11 million, which includes $800,000 of outstanding indebtedness converted into this Offering and net proceeds of approximately $496,000 from the May 25, 2007 closing. The securities sold by the Company in the May 31, 2007, closing consisted of $8,300,000 principal amount of Series A Notes; $3,000,000 principal amount of Series B 6% Convertible Notes (the “Series B Notes,” and together with the Series A Notes, the “Convertible Notes”); 22,125,000 Series A Warrants; and 7,500,000 Series B Warrants.

Terms of Securities

The Series A Notes are initially convertible into the Company’s common stock at a price of $0.40 per share. The Series A Notes bear interest at a rate of 6% annually, with interest calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Any Interest that accrues under the Series A Notes is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of the Series A Notes, in cash or registered shares of common stock at the option of the Company. The Series A Notes become due and payable three years from the date of the Purchase Agreement, unless the investors have converted the Series A Notes into shares of the Company’s common stock (the “Series A Note Shares”) pursuant to the terms of the Series A Notes. The initial conversion price is $0.40, subject to adjustment as outlined in the Series A Notes. In connection with the sale of the Series A Notes, the Company granted to the investors certain rights relating to redemption and repayment of the Series A Notes, approval of certain corporate transactions, and other rights, all as set forth in the Series A Notes. The Company made certain covenants relating to past indebtedness, future indebtedness, and other covenants, all as set forth in the Series A Notes. This discussion of the Series A Notes is qualified in its entirety by reference to the form of the Series A Notes attached to this filing as an Exhibit.

The Series A Warrants have a term of five years from the date of the Purchase Agreement, and are initially exercisable at $1.00 per share, subject to adjustment as set forth in the Series A Warrants. Under the terms of the Series A Warrants, if at any time after one year from the issuance of the Series A Warrants there is not an effective registration statement registering, or no current prospectus available for, the resale of the Series A Warrant Shares by the investor, then the Series A Warrants may also be exercised at such time by means of a cashless exercise pursuant to a formula set forth in the Series A Warrants.

The Series B Notes are initially convertible into the Company’s common stock at a price of $0.40 per share. The Series B Notes bear interest at a rate of 6% annually, with interest calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Any Interest that accrues under the Series B Notes is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of the Series B Notes, in cash or registered shares of common stock at the option of the Company. The Series B Notes become due and payable three years from the date of the Purchase Agreement, unless the Investors have converted the Series B Notes into shares of the Company’s common stock (the “Series B Note Shares”) pursuant to the terms of the Series B Notes. The initial conversion price is $0.40, subject to adjustment as outlined in the Series B Notes. In connection with the sale of the Series B Notes, the Company granted to the Investors certain rights relating to redemption and repayment of the Series B Notes, approval of certain corporate transactions, and other rights, all as set forth in the Series B Notes. The Company made certain covenants relating to past indebtedness, future indebtedness, and other covenants, all as set forth in the Series B Notes. This discussion of the Series B Notes is qualified in its entirety by reference to the form of the Series B Notes attached to this filing as an Exhibit.

The Series B Warrants have a term of three years from the date of the Purchase Agreement, and are initially exercisable at $0.80 per common share, subject to adjustment as set forth in the Series B Warrants. Under the terms of the Series B Warrants, the Series B Warrants may also be exercised at such time by means of a cashless exercise pursuant to a formula set forth in the Series B Warrants.

An NASD Member firm acted as placement agent (“Placement Agent”) in connection with the May 25, 2007 and May 31, 2007 closings. For its services as Placement Agent in connection with the closings, the Company agreed to pay the Placement Agent fees, commissions and reimbursable expenses equal to approximately $885,000 and issued warrants to purchase 1,418,750 shares of the Company’s common stock which are exercisable at $0.40 per share. The Company and the Placement Agent anticipate additional closings of the Offering.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers of the Series A Notes and Series A Warrants. Under the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) to register the resale, by the investors, of the Series A Note Shares and the Series A Warrant Shares, as well as shares issued in payment of the Series A Notes (the “Series A Interest Shares”). The Company agreed to file a registration statement by the later of the 45th calendar day following the date of the initial closing hereof, or the 15th calendar day following the final closing of the offering. The Company is required to use its best commercial efforts to have the Registration Statement declared effective within 75 calendar days of the required filing date. The Company will be subject to the payment of liquidated damages if it fails to meet those obligations or fails to maintain the effectiveness of the Registration Statement. The Company agreed to register an amount equal to 120% of the Series A Note Shares, the Series A Warrant Shares, and the Series A Interest Shares.

Additionally, the Company has granted the investors in this Offering a right of first refusal, for a period commencing on the closing date and continuing until one year after the effective date of the Registration Statement, to participate, on a pro rata basis, up to an amount equal to 50% of any subsequent financing that the Company, or any of its subsidiaries, conducts.

The Convertible Notes, the Series A Warrants, and the Series B Warrants were sold without registration pursuant to the Securities Act of 1933 Act, as amended, in reliance on Section 4(2) thereof and the rules and regulations promulgated thereunder.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement, the Series A Notes, the Series B Notes, the Series A Warrants, and the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as exhibits hereto, and which are hereby incorporated herein by reference.

Conversion of Convertible Debentures

In addition to the two closings under the Offering, the Company previously received executed agreements from holders of $2,000,000 in convertible debentures, issued by the Company between October 1, 2006 and March 1, 2007, requesting conversion of their convertible debentures, plus accrued interest thereon, into shares of the Company’s Common Stock at a rate of $0.50 per share. The Company intends to issue 4,135,503 shares to complete this conversion not later than June 15, 2007.

Item 7.01	Regulation FD Disclosures

On June 1, 2007, the Company issued a press release relating to the Offering. The press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Series A Notes
Exhibit 10.3	Form of Series A Warrants
Exhibit 10.4	Form of Series B Notes
Exhibit 10.5	Form of Series B Warrants
Exhibit 10.6	Form of Registration Rights Agreement
Exhibit 10.7	Form of Escrow Agreement
Exhibit 10.8	Form of Amendment to Escrow Agreement
Exhibit 10.9	Form of Lockup Agreement
Exhibit 99.1	Press Release dated June 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	nCoat, Inc.

By: /s/ Paul S. Clayson
Name: Paul S. Clayson
Title: Chief Executive Officer